                                                                   EXHIBIT 4.3.2


               SECOND AMENDMENT TO REGISTRATION RIGHTS AGREEMENT


                  THIS SECOND AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this "2nd Amendment") dated August 18, 1999, by and among Allied Riser Communications Holdings, Inc., a Delaware corporation (the "Company"), EGI-ARC Investors, L.L.C., a Delaware limited liability company ("EGI"), Telecom Partners II, L.P., a Delaware limited partnership ("TP"), Crescendo World Fund, LLC, a Delaware limited liability company ("Crescendo WF"), Eagle Ventures WF, LLC, a Minnesota limited liability company ("Eagle"), Crescendo III, L.P., a Delaware limited partnership ("Crescendo III"), Lawrence Equity Group, LLC, a California limited liability company ("Lawrence" and, together with EGI, TP, Crescendo WF, Eagle and Crescendo III, the "Original Investors"), Norwest Venture Partners VII, L.P., a Minnesota limited partnership ("Norwest"), ANDA Partnership, an Illinois general partnership ("ANDA" and, together with Norwest, the "1st Amendment Investors"), GS Capital Partners III, L.P., a Delaware limited partnership ("Goldman") and Whitehall Street Real Estate Limited Partnership XI, a Delaware limited partnership ("Whitehall" and together with Goldman, the "2nd Amendment Investors"). Collectively, the Original Investors, the 1st Amendment Investors and the 2nd Amendment Investors are referred to herein as the "Investors."

                  WHEREAS, the Original Investors are parties to a Registration Rights Agreement dated as of November 23, 1998, as amended (the "Registration Rights Agreement");

                  WHEREAS, the Original Investors and the 1st Amendment Investors are parties to that First Amendment to Registration Rights Agreement dated as of December 30, 1998, effective as of November 23, 1998, (the "1st Amendment") pursuant to which the definition of "Investors" in the Registration Rights Agreement was amended to include the 1st Amendment Investors;

                  WHEREAS, the Company and each of the 2nd Amendment Investors are entering into Series B Preferred Stock and Common Stock Investment Agreement dated as of August 6, 1999 (each an "Investment Agreement");

                  WHEREAS, the Company and Whitehall are entering into a Warrant Acquisition Agreement dated as of August __, 1999 (the "Warrant Agreement");

                  WHEREAS, in order to induce each of the 2nd Amendment Investors to enter into an Investment Agreement, the Company, the Original Investors and the 1st Amendment Investors have agreed to enter into this 2nd Amendment to the Registration Rights Agreement; and

                  WHEREAS, under Section 9(e) of the Registration Rights Agreement, the Registration Rights Agreement may be amended only upon the prior written consent of the Company and the holders of a majority of the Registrable Securities, as that term is defined in the Registration Rights Agreement.

                  NOW, THEREFORE, in consideration of the agreements, covenants and considerations contained herein, the parties hereto agree as follows:

                  1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Registration Rights Agreement.

                  2. Amendments.

                          (a) The definition of "Investors" set forth in the
preamble of the Registration Rights Agreement is hereby amended to include the 2nd Amendment Investors.

                          (b) The definition of "Investment Agreements" set
forth in the preamble of the Registration Rights Agreement is hereby amended to include each of the Investment Agreements entered into by the 2nd Amendment Investors.

                          (c) The number of Company-paid Long-form Registrations
set forth in Section 1(b) that the holders of Registrable Securities will be entitled to request shall be increased from two (2) to three (3).

                          (d) The definition of "Common Stock" set forth in
Section 8 of the Registration Rights Agreement is hereby amended to read as follows: "Common Stock" means the common stock, $0.0001 par value, of the Company.

                          (e) The definition of "Registrable Securities" shall
include (i) any shares of Common Stock held by a 2nd Amendment Investor which were acquired upon conversion of the Series B Preferred Stock acquired pursuant to an Investment Agreement or acquired upon exercises of warrants acquired pursuant to the Warrant Agreement and (ii) any other shares of Common Stock held by a 2nd Amendment

Investor while such 2nd Amendment Investor holds any Common Stock described in clause (i). Except as supplement herein, the definition of Registrable Securities in the Registration Rights Agreement remains unchanged.

                          (f) The definition of "Series A Preferred Stock" set
forth in Section 8 of the Registration Rights Agreement is hereby amended to read as follows: "Series A Preferred Stock" means the Series A-1 Preferred Stock, the Series A-2 Preferred Stock and the Series B Preferred Stock, $0.0001 par value per share, issued pursuant to the Investment Agreements.

                  3. Additional Investors. Upon the effectiveness of this Second Amendment to the Registration Rights Agreement, each 2nd Amendment Investor agrees to be bound by all of the terms and conditions of the Registration Rights Agreement, as amended by the 1st Amendment and 2nd Amendment, applicable to Investors, as that term is defined in the Registration Rights Agreement. For purposes of the Registration Rights agreement, the "Closing" of the Investment Agreements entered into by the 2nd Amendment Investors shall be deemed to be the date of the closing of the investment agreements of the Original Investors.

                  4. Notices. The addresses for notices set forth in the Registration Rights Agreement, as amended by the 1st Amendment, shall remain unchanged for the Original Investors and the 1st Amendment Investors. Notices to be sent to the 2nd Amendment Investors shall be sent to the following addresses:

                  If to Goldman, to:

                         GS Capital Partners III, L.P.
                         85 Broad Street, 10th Floor
                         New York, New York 10004
                         Fax: (212)357-5505
                         Attention: Ben Adler

                  If to Whitehall, to:

                         GS Capital Partners III, L.P.
                         C/O Whitehall Street Real Estate Limited Partnership XI 85 Broad Street, 10th Floor
                         New York, New York 10004
                         Fax: (212)357-5505

                         Attention: Brahm Cramer

                  5. Effect of Amendment. Except as amended as set forth above, the Registration Rights Agreement, as amended by the 1st Amendment, shall continue in full force and effect.

                  6. Counterparts. This 2nd Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

                  7. Governing Law. This 2nd Amendment shall be governed by the laws of the state of Delaware (other than its rules of conflict of law to the extent that the application of the laws of another jurisdiction would be required thereby).

                            [SIGNATURE PAGES FOLLOW]

                  IN WITNESS WHEREOF, the undersigned parties have executed this Second Amendment to Registration Rights Agreement as of the date set forth above.

                                    ALLIED RISER COMMUNICATIONS HOLDINGS,
                                    INC.

                                    By: /s/ DAVID H. CRAWFORD
                                       -----------------------------------------
                                    Name:  David H. Crawford
                                    Title:  Chief Executive Officer

                                    EGI-ARC INVESTORS, L.L.C.

                                    By:  GAMI Investment, Inc.
                                    Its:  Managing Member

                                    By: /s/ DON LIEBENTRITT
                                       -----------------------------------------
                                    Name:  Don Liebentritt
                                    Title:  Vice President

                                    TELECOM PARTNERS II, L.P.

                                    By:  Telecom Management II, L.L.C.,
                                    Its:  General Partner

                                    By: /s/ STEPHEN W. SCHOVEE
                                       -----------------------------------------
                                    Name:  Stephen W. Schovee
                                    Title:  Managing Member

                                    CRESCENDO WORLD FUND, LLC

                                    By: Crescendo Ventures World Fund, LLC
                                    Its:  Managing Member

                                    By: /s/ R. DAVID SPRENG
                                       -----------------------------------------
                                    Name:  R. David Spreng
                                    Title:  Managing General Partner

                                    EAGLE VENTURES WF, LLC

                                    By: /s/ R. DAVID SPRENG
                                       -----------------------------------------
                                    Name:  R. David Spreng
                                    Title:  Managing General Partner


                                    CRESCENDO III, L.P.

                                    By:  Crescendo Ventures III, LLC
                                    Its:  General Partner

                                    By: /s/ R. DAVID SPRENG
                                       -----------------------------------------
                                    Name:  R. David Spreng
                                    Title:  Managing General Partner


                                    LAWRENCE EQUITY GROUP, LLC

                                    By: /s/ JOSEPH A. SPERSKE
                                       -----------------------------------------
                                    Name:  Joseph A. Sperske
                                    Title:  Vice President and Managing Member

                                    NORWEST VENTURE PARTNERS VII L.P.

                                    By:  ITASCA VC PARTNERS VII, L.L.P.
                                    Its:  General Partner

                                    By: /s/ BLAIR WHITAKER
                                       -----------------------------------------
                                    Name:  Blair Whitaker
                                    Title:  General Partner

                                    ANDA PARTNERSHIP, an Illinois General
                                    Partnership
                                    By: Ann Only Trust, an Illinois Trust

                                    By: /s/Mark Slezak
                                       -----------------------------------------
                                    Name:  Mark Slezak
                                    Title:  Co-Trustee

                                    By: Ann and Descendants Trust, and Illinois
                                        Trust

                                    By: /s/ MARK SLEZAK
                                       -----------------------------------------
                                    Name:  Mark Slezak
                                    Title:  Co-Trustee


                                    GS CAPITAL PARTNERS III, L.P.

                                    By: /s/ Joseph Di Sabato
                                       -----------------------------------------
                                    Name: Joseph De Scbato
                                    Title:  Attorney-in-Fact, for GS Advisors
                                            III, L.L.C, general partner of GS
                                            Advisors III, L.P.

                                    WHITEHALL STREET REAL ESTATE LIMITED
                                    PARTNERSHIP XI

                                    By:  WH Advisory, LLC XI
                                         Its General Partner

                                    By: /s/ BRAHM S. CRAMER
                                       -----------------------------------------
                                    Name:  Brahm S. Cramer
                                    Title:  Vice President